                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange act of 1934 (Amendment No. ______________________)


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement            / / Confidential, For Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ALLIANCE BANCORP OF NEW ENGLAND, INC.
(Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(a) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         / / Fee paid previously with preliminary materials:

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement no.:

         (3)  Filing Party:

         (4)  Date Filed:

                     ALLIANCE BANCORP OF NEW ENGLAND, INC.
                    348 Hartford Turnpike, Vernon, CT 06066
                                 (860) 875-2500
                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 12, 2000
                          ---------------------------

   NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Alliance Bancorp of New England, Inc. ("the Company" or "Alliance"), the holding company for Tolland Bank (the "Bank") will be held on Wednesday, April 12, 2000, at 10:00 a.m., at The Colony, 53 Hartford Turnpike (Route 83 ), Vernon, Connecticut 06066 for the following purposes:

   1. To elect four (4) directors of the Company for three-year terms.

   2. To approve an adjournment of the Annual Meeting, if necessary, to permit solicitation of proxies in the event that there are not sufficient votes at the time of the Annual Meeting to establish a quorum.

   3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

   Pursuant to the Company's bylaws, the Board of Directors of the Company has fixed the close of business on February 18, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                              By Order of the Board of Directors

                                              /s/ Cynthia S. Harris
                                              ----------------------------------
                                              Cynthia S. Harris
March 15, 2000                                Secretary

                     ALLIANCE BANCORP OF NEW ENGLAND, INC.
                             348 HARTFORD TURNPIKE
                                VERNON, CT 06066
                                 (860) 875-2500

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Bancorp of New England, Inc. ("the Company" or "Alliance") the holding company for Tolland Bank ("the Bank") to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") which will be held at The Colony, 53 Hartford Turnpike (Route 83 ), Vernon, Connecticut on Wednesday, April 12, 2000 at 10:00 a.m. and at any adjournment thereof. This Proxy Statement is expected to be first mailed to shareholders on or about March 15, 2000.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

   The Annual Meeting has been called for the following purposes: (1) to elect four (4) directors of the Company for three-year terms; (2) to approve an adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to establish a quorum; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

SOLICITATION OF PROXIES

   All costs of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company or the Bank may solicit proxies personally, by telephone or other means without additional compensation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock.

REVOCATION OF PROXIES

   Shareholders who execute proxies retain the right to revoke them. A shareholder giving a proxy may revoke it at any time prior to its exercise by
(i) filing with the Secretary of the Company written notice of revocation, (ii) submitting a duly-executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Unless so revoked, the shares represented by the proxies will be voted according to the shareholder's instructions on the proxy or, if no instructions are given, in favor of the Proposals described in this Proxy Statement. In addition, shares represented by proxies will be voted as directed by the Board of Directors with respect to any other matters that may properly come before the Annual Meeting or any adjournment. Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES

   Only shareholders of record as of the close of business on February 18, 2000, are entitled to vote at the Annual Meeting. As of that date, the Company had 2,309,283 shares of common stock issued and outstanding. The Company had no other class of securities outstanding at this time. Each share of common stock, par value $0.01 per share, (the "Common Stock") is entitled to one vote except as described below. All votes, whether voted in person or by proxy, will be tabulated by the Company's Inspector of Elections, Registrar and Transfer Company. Abstentions are counted for purposes of establishing a quorum. Broker non-votes are not counted for the purposes of establishing a quorum. Pursuant to the Company's Certificate of Incorporation, shareholders are not entitled to cumulate their votes for the election of directors.

   As provided in the Company's Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors to (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting (after subtracting any shares in excess of the Limit) is necessary to constitute a quorum.

VOTING PROCEDURES

   All proposals described in the Proxy Statement require the affirmative vote of a majority of the shares present or represented by proxy, except that directors can be elected by a plurality of shareholders. An abstention with respect to a Proposal by a shareholder present or represented at the Annual Meeting will have the same effect as a vote against that Proposal. Broker non-votes, however, are not counted as presented and entitled to vote on the proposals, and have no effect on such vote.

   Executed but unmarked proxies will be voted FOR all proposals.

   Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.

   Enclosed with this Proxy Statement is the Company's Annual Report to Shareholders for its fiscal year ended December 31, 1999 (the "Annual Report").

PRINCIPAL HOLDERS OF COMMON STOCK

   The table on the following page sets forth information as of February 11, 2000, with respect to ownership of Common Stock by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the Common Stock and with respect to ownership of Common Stock by all directors and officers of the Company as a group.

   Name and Address                            Number of Shares      Percent
   of Beneficial Owner                       Beneficially Owned(1)   of Class
   -------------------                       ---------------------   --------

Towle & Company                                     130,232           5.64%
12855 Flushing Meadow Drive
St. Louis, MO 63131

All directors and senior officers                   433,853(2)       18.79%
as a group (15 persons)

(1) Based on information provided by the respective beneficial owners and on filings with the Securities Exchange Commission made pursuant to the Securities Exchange Act of 1934.

(2) Includes currently exercisable options granted to directors and certain principal officers to purchase an aggregate of 274,383 shares. The figures are based on beneficial ownership information provided by the directors and officers.

PROPOSAL I - ELECTION OF DIRECTORS

   The Certificate of Incorporation of the Company provides that the number of directors shall be as stated in the Company's Bylaws but shall not be fewer than five nor more than 15. The Certificate of Incorporation further provides that the number of directors shall only be increased or decreased by the Board of Directors. Currently, the Board of Directors has set the number of directors at 11, divided into three classes. The members of each class are elected for a term of three years. One class is elected annually.

   Four directors will be elected at the Annual Meeting to serve for three-year terms and until their successors are elected and qualified. The Board of Directors acts as a nominating committee for the Company pursuant to the Bylaws of the Company and has nominated the following four current Board members for re-election as directors: Reginald U. Martin, Patricia A. Noblet, Mark L. Summers, Joseph P. Capossela. There are no arrangements known to Management between the persons named and any other person pursuant to which such nominees were selected.

   The Board of Directors will not consider nominees recommended by shareholders. Shareholder nominations must be made directly by the shareholder in accordance with the requirements and procedures provided in the Bylaws. Those procedures require shareholders to make nominations in writing and deliver them to the Secretary of the Company not less than 90 days prior to the date of the Annual Meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER PROPOSAL I.

   The persons named on the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the shareholder to the contrary. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may amend the Bylaws to reduce the size of the Board to eliminate the resulting vacancy. The Board knows of no reason why any nominee might be unavailable to serve. The table on the following pages sets forth certain information with respect to each nominee and each director continuing in office. The figures are based on beneficial ownership information provided by the directors by questionnaire.

                       NOMINEES (TERM TO EXPIRE IN 2003)

                                                                                                        Amount of Common Stock
                                                                                                         Beneficially Owned(1)
                                                                                           Director    -------------------------
                                                                                   Age     Since(12)    Amount           Percent
                                                                                   ---     ---------    ------           -------
Photo               Reginald U. Martin                                             57        1999        5,000           * (13)
Reginald U.         Mr. Martin is the managing partner of Insurance
Martin              Planning Associates, an employee benefits
                    sales and consulting practice in Tolland.

Photo               Patricia A. Noblet, C.R.S.                                     55        1999        5,000           * (13)
Patricia A.         Ms. Noblet is a Certified Residential Specialist
Noblet              with Sentry Real Estate Services in Vernon.

Photo               Mark L. Summers                                                41        1999        5,800           * (13)
Mark L.             Mr. Summers is Vice President and co-founder
Summers             of CNC Software Incorporated in Tolland.

Photo               Joseph P. Capossela**                                          55        1999          100           *
Joseph P            Mr. Capossela is the managing partner
Capossel            in the Vernon law firm of Kahan, Kerensky
                    & Capossela, LLP.

                 CONTINUING DIRECTORS (TERM TO EXPIRE IN 2001)

Photo               Robert C. Boardman                                             67        1980       17,995           * (3)(8)
Robert C.           Mr. Boardman is President of the Capital Area
Boardman            Health Consortium. Prior to this he served as
                    Executive Director of Rockville General Hospital
                    from 1974 through 1987.

Photo               William E. Dowty, Jr.                                          74        1977       29,389           1.27(4)(6)
William E.          Mr. Dowty was Vice President/Data Processing
Dowty, Jr.          Functions for Connecticut Mutual Companies,
                    a life insurance company, where he had been employed since
                    1950, until his retirement in 1987.

Photo               Kenneth R. Peterson                                            54        1982       29,006           1.25(3)(10)
Kenneth R.          Mr. Peterson, Vice Chairman of the Board,
Peterson            is a partner in Gardner and Peterson Associates,
                    a land surveying and civil engineering firm
                    where he has practiced since 1968.

                      CONTINUING (TERM TO EXPIRE IN 2002)

                                                                                                        Amount of Common Stock
                                                                                                         Beneficially Owned(1)
                                                                                          Director    -------------------------
                                                                                  Age     Since(12)    Amount           Percent
                                                                                  ---     ---------    ------           -------
Photo               Douglas J. Moser                                               55        1991       25,493           1.10(2)(6)
Douglas J.          Mr. Moser is a partner in the architectural
Moser               firm of Moser Pilon & Nelson, which he
                    established in 1980.

Photo               D. Anthony Guglielmo                                           59        1985       62,374           2.69(5)(11)
D. Anthony          Mr. Guglielmo, Chairman of the Board, is
Guglielmo           currently President and owner of Penny-Hanley and
                    Howley Co., Inc., an insurance agency where he has
                    served since 1968. Mr. Guglielmo currently serves as
                    a Connecticut State Senator.

Photo               Joseph H. Rossi                                                49        1995      113,040           4.71(7)(9)
Joseph H.           Mr. Rossi serves as President and Chief Executive
Rossi               Officer.


 (1) Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercises sole voting and investment power over the shares.
 (2) Includes currently exercisable options to purchase 14,398 shares.
 (3) Includes currently exercisable options to purchase 8,398 shares.
 (4) Includes currently exercisable options to purchase 10,399 shares.
 (5) Includes currently exercisable options to purchase 6,399 shares.
 (6) Shared voting and investment power on all shares held.
 (7) Includes currently exercisable options to purchase 91,285 shares.
 (8) Includes shared voting and sole investment on 999 shares held by his wife.
 (9) Includes shared voting and shared investment power on 21,198 shares held jointly with wife and 300 shares held jointly with minor children.
(10) Includes 12,999 shares with shared voting and investment power. Mr. Peterson disclaims ownership to shares held by adult sons.
(11) Includes 26,631 shares held by his wife and 4,347 shares held by his mother.
(12) Includes service on the Board of Directors of the Bank.
(13) Includes currently exercisable options to purchase 5,000 shares.
  *  Less Than One Percent
 ** Appointed by the Board of Directors, in accordance with the Certificate of Incorporation, to begin service in September 1999 to complete the unexpired term of a deceased director.

                    EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

                                                                        Amount of Common Stock
                                                                        Beneficially Owned (1)
                                                                       ------------------------
                                                               Age     Amount         Percent
                                                               ---     ------         -------
Patrick J. Logiudice                                           53      51,985         2.21(2)

Mr. Logiudice serves as Executive Vice President.



(1) Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercises sole voting and investment power over the shares.
(2) Includes currently exercisable options to purchase 45,197 shares and 249 shares with shared voting and investment power.

Board Meetings and Committees
   The business of the Company's and the Bank's Boards of Directors is conducted through meetings and activities of the Boards and their committees. The Board of Directors of the Bank consists of those persons who serve as directors of the Company. Additionally, members of the Company's committees serve on the identical committees of the Bank. Each current director attended at least 85% of the Tolland Bank and Alliance Board and committee meetings during the period he or she was a director and a committee member. Certain of the standing committees of the Board are discussed below.

   The Personnel Committee handles personnel and compensation issues. The Committee, which met 3 times in 1999, presently consists of Messrs. Boardman (Chairman), Dowty, Guglielmo and Martin.

   The Audit Committee directs and reviews the activities of the Company's internal audit function, meets with the Company's independent auditors in connection with its annual audit, approves the annual expense budget, and monitors the corporation's insurance risk management program. This Committee, which met 6 times during 1999, presently consists of Messrs. Martin (Chairman), Boardman, Guglielmo, Moser and Peterson.

   The Tolland Bank Ad Hoc Real Estate Committee assists management with decisions regarding Bank-owned real estate and office locations. This committee, which met 4 times during 1999, presently consists of Messrs. Moser (Chairman), Peterson, Rossi, Summers and Ms. Noblet.

   The Investment Committee was formed in October 1999 to establish and review the investment policy and monitor the investment portfolio. The committee met once during 1999 and presently consists of Messrs. Rossi (Chairman), Boardman, Martin and Moser.

Directors' Fees
   Directors receive a retainer fee of $4,800 per year and a fee for each meeting attended. Members of the Board and committees receive $300 per meeting attended, while the chairman of the Board and each committee chairman receive $350 and the vice chairman of the Board and each committee vice chairman receive $325 per committee meeting attended. It is the policy of the Company not to pay directors' fees to executive officers of the Company who also serve as directors.

Executive Officers of the Registrant
   All executive officers are appointed annually by the Board of Directors and serve at the pleasure of the Board.

   Joseph H. Rossi (age 49) joined Tolland Bank as Senior Vice
President/Treasurer/Chief Financial Officer in 1993. He was elected President/CEO of Tolland Bank in 1996 and President of Alliance in 1997. Mr. Rossi was previously self employed as a financial and systems consultant, following senior financial management positions in Financial Federal Savings Bank (Hartford, CT) and Commonwealth Bank (Harrisburg, PA).

   Patrick J. Logiudice (age 53) joined Tolland Bank in 1991 as Senior Vice President/Chief Lending Officer, and was elected Executive Vice President of Alliance in 1997 and Executive Vice President of Tolland Bank in 1998. Mr. Logiudice was previously a senior commercial lending manager at Connecticut Bank and Trust Company and its affiliates.

   David H. Gonci (age 47) joined Tolland Bank in 1990 as Vice President/Controller. He was elected Vice President/Chief Financial Officer/Treasurer of Tolland Bank in 1996 and of Alliance in 1997. Mr. Gonci was elected Senior Vice President of Tolland Bank and Alliance in 1998. He was previously the senior financial manager of BancNewEngland Mortgage Company, following positions in lending management at its affiliate, Connecticut Bank and Trust Company.

   Cynthia S. Harris (age 52) joined Tolland Bank in 1976. She is Vice President/Human Resources and Secretary of Tolland Bank, having previously served as loan servicing officer. She was elected Secretary of Alliance in 1997.

   Joyce M. Joy (age 57) joined Tolland Bank in 1988 as Vice
President/Marketing. Previously she served as Vice President Retail Banking at the Savings Bank of Rockville.

Executive Compensation
   The following table sets forth the compensation paid to Joseph H. Rossi and Patrick J. Logiudice for each of the last three fiscal years. No other executive officer of the Company or the Bank earned a total salary and bonus in excess of $100,000 or served as Chief Executive Officer of the Company or the Bank during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term         All Other
                                        Annual Compensation                         Compensation     Compensation(1)
                                        -------------------                         ------------     ---------------
   Name and
Principal Position                   Year(2)           Salary($)           Bonus($)  Options(#)(3)
------------------                   -------           ---------           --------  -------------
Joseph H. Rossi,                       1999           $ 152,500           $     --      32,000            $ 9,593
President and                          1998           $ 148,035           $ 22,205      12,000            $ 5,089
CEO                                    1997           $ 137,981           $     --       9,000            $ 4,662

Patrick J. Logiudice                   1999           $ 108,704           $     --      15,000            $ 2,365
Exec. Vice President                   1998           $ 105,538           $ 12,592       9,000            $ 2,116
and CLO                                1997           $ 105,186           $     --       6,750            $ 2,104


(1) Consists of employer 401(k) contributions and other perquisites, and in the case of Mr. Rossi, $4,095, which represents the economic value of Mr. Rossi's benefit pursuant to the Bank-Owned Life Insurance. See-- Supplemental Executive Retirement Plan.
(2)  The Company's fiscal year ends December 31.
(3) Options awarded in 1997 have been adjusted to reflect stock split effected as stock dividends.

Bonus Plan

   The Board of Directors has adopted the Tolland Bank Bonus Plan (the "Bonus Plan") to provide a means for officers and employees of the Bank to be rewarded for outstanding contributions toward corporate objectives. The Bonus Plan has three elements: a short-term bonus, a long-term bonus, and an instant reward bonus. The short-term bonus is a cash bonus, awarded annually, on a discretionary basis, from a bonus pool which is based on the Bank's average annual return on assets. Long-term bonuses typically consist of awards of stock options pursuant to the 1997 Stock Incentive Plan. Instant rewards are cash awards of $50 to $500, payable to employees, for outstanding accomplishments beyond normal job responsibilities. The Bank did not award cash bonuses to Mr. Rossi or Mr. Logiudice during 1999. The Bonus Plan is a discretionary plan administered by the Personnel Committee of the Board of Directors and is subject to change from year to year.

Option Grants in Last Fiscal Year

   The following table provides information on option grants in fiscal 1999 to Mr. Rossi and Mr. Logiudice.


                                             Individual Grants                                         Potential Realizable
                                                                                                       Value at Assumed
                                                                                                       Annualized Rates of Stock
                          Date           Number of  % of Total Options    Exercisable                  Price Appreciation for
                          of             Options    Granted to Employees  Price Per    Expiration      Option Term(1)
Name                      Grant(2)       Granted    in Fiscal Year        Share(3)     Date            5%                  10%
----                      --------       -------    --------------        --------     ----            --                  ---
Joseph H. Rossi          12/21/99          32,000           26.3%           $8.875       12/21/09     $ 178,720           $ 452,640

Patrick J. Logiudice     12/21/99          15,000           19.7%           $8.875       12/21/09     $  83,775           $ 212,175

(1) "Potential Realized Value" is disclosed in response to the Securities and Exchange Commission rules which require such disclosure for illustration purposes and is based on the difference between the potential market value of shares issuable upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted by shareholders as, representations or projections of future value of the Company's common stock or of the stock price. To lend perspective to the illustrative potential realized value, if the Company's stock price increased 5% per year for ten years from its closing price on December 21, 1999, or $8.875 per share, (disregarding dividends and assuming for purposes of the calculation a constant number of shares outstanding) the stock price at the end of ten years would be $14.46 per share, for an increase of $5.535 per share, and if the stock increased 10% per year over such period, the ending stock price would be $23.02 per share, for an increase of $14.145 per share.

(2)  All options granted are immediately exercisable.

(3)  The exercise price is equal to the closing price on the date of the grant.

Aggregate Option Exercises and Year-End Option Values

   The following table sets forth the number of shares acquired on the exercise of stock options and the aggregate gains realized on the exercise during fiscal 1999 by Mr. Rossi and Mr. Logiudice. The table also sets forth the number of shares covered by exercisable and unexercisable options held by Mr. Rossi and Mr. Logiudice on December 31, 1999, and the aggregate gains that would have been realized had these options been exercised on December 31, 1999, even though these options were not exercised on December 31, 1999.




                            Shares Acquired                 Number of Shares                    Value of Unexercised
                            On Exercise          Value      Covered by Unexercised              In-The-Money
Name                        During Fiscal 1999   Realized   Options on 12/31/99                 Options As Of 12/31/99(1)
                                                            Exercisable        Unexercisable    Exercisable      Unexercisable
                            ------------------   --------   -----------        -------------    -----------      -------------
Joseph H. Rossi                 0                $  0       91,285             0                $ 154,590        $  0

Patrick J. Logiudice            0                $  0       45,197             0                $  90,659        $  0


(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the common stock that will be received upon exercise, assuming such exercise occurred on Thursday, December 31, 1999, at which date the last sale of the common stock as quoted on the AMEX was $8.875 per share.

Compensation Committee Interlocks and Insider Participation

   The Personnel Committee determines compensation policy and consists of Directors Boardman (Chairman), Dowty, Guglielmo, and Martin, none of whom have ever been an officer or employee of Alliance or the Bank. None of the above are members of a compensation committee of the Board of Directors of any company.

401(k) Plan

   In 1991, the Bank established the Tolland Bank 401(k) Savings Plan (the "401(k) Plan"), a defined contribution contributory profit sharing plan designed to comply with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Each full-time and regular part-time employee with 30 days of service is eligible to participate in this plan.

   Under the 401(k) Plan, a participant may defer between 2% and 15% of his or her before-tax compensation from the Bank (subject to certain limitations) as a contribution under this plan. The Bank will make matching contributions equal to 35% of the first 6% of each participant's contributions and participants are offered fourteen different investment vehicles for their accounts. Participants are 100% vested at all times in their contributions and the income earned thereon. Participants become 100% vested in the Bank's matching contributions after four years of service or earlier if they retire, become permanently disabled, die or attain age 65. Benefits under the 401(k) Plan will be paid at retirement, disability, death or other termination of employment with the Bank. Benefits may be paid in a lump sum or in installments, depending on certain factors. The 401(k) Plan also permits participants to make early withdrawals from their accounts (subject to certain limitations) in case of hardship and to borrow against their accounts. In 1999 the following amounts, representing Bank matching contributions and earnings thereon, accrued as follows under the 401(k)
Plan: for Mr. Rossi - $3,518.15 and Mr. Logiudice - $2,365.14.

Change in Control Agreement

   The Bank maintains change in control agreements with Mr. Rossi, Mr. Logiudice and others (collectively, the "Agreements"). These Agreements continue in effect through December 31, 2000, and are automatically extended each year for an additional period of one (1) year unless either party elects to the contrary. The Agreements provide, among other things, that after a change in control as defined in the Agreements, if the employee's employment is terminated without cause, or if the employee terminates his employment with good reason, as defined in the Agreements, the employee will be entitled to $25,000 and the Bank shall continue to pay his/her full salary at a rate of compensation until such payments, including the $25,000 payment, have reached 2.9 times the sum of the employee's average annual salary and bonuses for the preceding five years. The Bank shall also provide the employee with other benefits equal to those the employee was receiving for two years immediately before his/her termination. Assuming a January 1, 2000, termination date after a change in control, these payments would have equaled $383,955 for Mr. Rossi (plus the cost of benefits) and $291,418 for Mr. Logiudice (plus the cost of benefits).

Certain Transactions

   The Bank has had, and expects to have in the future, banking transactions with directors, officers and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, which do not involve more than the normal risk of collectibility or present other unfavorable features.

   The aggregate of all extensions of credit to directors, officers and their associates had a high balance of $934,101 in 1999 (representing 6.07% of the Bank's equity capital at that time), and a balance of $912,934 at December 31, 1999 (representing 5.02% of the Bank's equity capital at that time) including $340,409 of unused lines of credit.

Pension Plan

   The Bank maintains a defined benefit pension plan (the "Pension Plan") that is designed to satisfy the requirements for tax qualification set forth in the Internal Revenue Code of 1986, as amended (the "Code"). Under the Pension Plan, the Bank makes annual contributions, which are actuarially determined, for the benefit of eligible employees. Expenses for administering the Pension Plan are paid out of Pension Plan assets and also directly by the Bank. Employee contributions are not required.

   The Pension Plan covers each full-time and regular part-time employee who was hired prior to his or her 60th birthday, who has completed at least one year of service and worked a minimum of 1,000 hours in that year, and who has attained age 21. The Pension Plan contains automatic spousal coverage for all eligible participants.

   The Pension Plan generally provides for monthly benefit payments (in straight line annuity amounts) to the participant as of the date the participant retires. For employees who made contributions, the normal form of benefit payment is a modified cash refund. A Pension Plan participant is eligible to receive an actuarially-reduced early retirement benefit if he or she is within ten years of his or her normal retirement date, has separated from service and has completed at least ten years of service. In most cases, an employee will become a fully-vested participant when he or she completes five years of service. Participants who remain in service past their normal retirement date are eligible for an actuarially-increased retirement benefit based on the amount of their normal retirement benefit. If a participant terminates service after he or she becomes eligible for early retirement, the vested percentage will be 100%. The Pension Plan is integrated with the Social Security System.

   The amount of a participant's benefit is based on average yearly earnings (including base salary and bonus) during the participant's highest five consecutive years during his or her last ten years of credited service multiplied by his or her credited service as an active participant in the eligible class (not to exceed 30 years of service).

   The table set forth below illustrates annual pension benefits payable for life at age 65 in 1999 under the Pension Plan provisions for various levels of compensation and years of service.

   Final Average                  Years of Credited Service at Age 65
   Compensation                  10          15           20          30

   $15,000.00               $ 1,800.00  $ 2,700.00   $ 3,600.00  $ 5,400.00
    25,000.00                 3,000.00    4,500.00     6,000.00    9,000.00
    50,000.00                 7,000.00   10,500.00    14,050.00   21,050.00
    75,000.00                11,500.00   17,250.00    23,050.00   34,550.00
   100,000.00                16,000.00   24,000.00    32,050.00   48,050.00
   125,000.00                20,500.00   30,750.00    41,050.00   61,550.00
   160,000.00                26,800.00   40,200.00    53,650.00   80,450.00

   Mr. Rossi and Mr. Logiudice have 6 and 7 credited years of service, respectively, as of December 31, 1999.

Supplemental Executive Retirement Plan

   During 1999, the Bank entered into certain retirement agreements with President Rossi. Specifically, the Bank entered into a Supplemental Executive Retirement Income Plan (the "SERP") and a Life Insurance Agreement (the "LIA"). The SERP provides a supplemental retirement benefit to President Rossi at age
65. The SERP provides for a yearly benefit equal to 70% of the average of Mr. Rossi's highest five years of compensation with a 50% offset for Social Security and 100% offset for other Bank-provided benefits under qualified retirement and non-qualified deferred compensation plans. The SERP provides a reduced early retirement benefit, if Mr. Rossi continues service with the Bank until at least age 50, and subsequently retires. The SERP does not pay a death benefit to Mr. Rossi. The Bank's obligations under the SERP shall be paid from the general funds of the Bank. The SERP is an unfunded plan. It is currently anticipated that funds will be paid pursuant to the LIA.

   The LIA provides that the Bank shall, and it has, purchase a Bank Owned Life Insurance Policy on the life of Mr. Rossi. The Bank owns the policy, subject to the LIA, which provides that a specified portion of the proceeds of the policy shall go to Mr. Rossi's designee upon his death. The remainder of the policy proceeds shall be payable to the Bank. The amount payable to Mr. Rossi's designee decreases after Mr. Rossi's 65th birthday. The SERP and the LIA work in tandem to provide a supplemental retirement and death benefit for Mr. Rossi.

Directors' Deferred Compensation Plan

   The Company implemented a Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") during 1997 to permit directors to defer recognition of income on fees that they receive as directors. Under the Deferred Compensation Plan directors can defer receipt of annual retainer fees and defer federal income taxation on deferred amounts until the year in which benefits are actually received by a participating director. Directors may benefit from the ability to defer taxes to a date when their taxable income is less and tax brackets lower.

   Under the Code, deferred fees will be deemed to be liabilities of Alliance. As Alliance funds they would be available to general creditors. Deferred directors' fees will be held until a director ceases to be a director for any reason. Thus, upon the director's death, retirement or resignation, such fees shall be paid in the form of stock in a lump sum within 60 days after the participant terminated his services as a director. In the event of a participant's death, any remaining funds in the director's account balance shall be paid to his beneficiary in a lump sum as soon as administratively practicable after his death. The Deferred Compensation Plan is administered by the Personnel Committee. Stock purchases which will be made on the open market or by issuance of authorized but unissued shares will be credited on the date such fees are earned and will be based on the closing prices of the Common Stock for such dates. The number of Directors participating in the Deferred Compensation Plan is six.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely upon a review of information furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year ended December 31, 1999, no person who is a director, officer or beneficial owner of 10% of the Company's common stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act.

PROPOSAL II - APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING

General

   In the event that there are not sufficient votes to approve the foregoing proposal at the time of the Annual Meeting, such proposal could not be approved unless the Annual Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Company at the time of the Annual Meeting to be voted for such adjournment, if necessary, the Company has submitted as Proposal II the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. The Board of Directors recommends that shareholders vote their proxies in favor of such adjournment under this Proposal II so that their proxies may be used for such purpose in the event it should become necessary. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of fewer than 30 days, no notice of the time and place of the adjourned meeting or of the business to be transacted at the adjourned meeting is required to be given to shareholders other than an announcement of such at the Annual Meeting.

   Approval of adjournment, if necessary, under this Proposal II requires the affirmative vote by the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
              FOR THE ADJOURNMENT OF THE MEETING UNDER PROPOSAL II.

                                 OTHER BUSINESS

   As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.


                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the "Commission"), any shareholder proposal intended for inclusion in Alliance's proxy statement and form of proxy relating to Alliance's 2001 Annual Meeting of Shareholders must be received by Alliance by November 15, 2000 pursuant to the proxy solicitation regulation of the Commission. Nothing in this paragraph shall be deemed to require Alliance to include in its proxy statement and form of proxy any shareholder proposal which does not meet the requirements of the Commission in effect at the time.

   The Board of Directors urges each shareholder, whether or not he or she intends to be present at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                                              By Order of the Board of Directors

                                              /s/ Cynthia S. Harris
                                              ----------------------------------
                                              Cynthia S. Harris
                                              Secretary

                                REVOCABLE PROXY
                     ALLIANCE BANCORP OF NEW ENGLAND, INC.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF ALLIANCE BANCORP OF NEW ENGLAND, INC. TO BE USED AT THE
                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 12, 2000

     The undersigned being a stockholder of Alliance Bancorp of New England, Inc. hereby appoints Joseph H. Rossi and D. Anthony Guglielmo, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the 2000 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time, on April 12, 2000, at the Colony, 53 Hartford Turnpike (Route 33), Vernon, Connecticut 06066, and at any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.


                                             For     Withhold     For All Except
1. Election of four Directors for three     /  /        /  /          /  /
   year terms each (except as marked
   to the contrary below):

   Reginald U. Martin, Patricia A. Noblet, Mark L. Summers and
   Joseph P. Capossela

INSTRUCTION: To withhold authority to vote for any individual nominees, mark "For All Except" and write that nominee's name in the space provided below.


________________________, _________________________, _________________________,

                                             For      Against     Abstain
2. Approval of an adjournment of the        /   /       /  /        /  /
   Annual Meeting if necessary to permit
   additional solicitation of proxies.

     In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, upon such other matters as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ------> /  /

     The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

     This proxy will be voted as directed or, if no direction is given, will be voted "FOR" all of the nominees under Proposal 1 and "FOR" the adjournment of the Annual Meeting under Proposal 2. If the proxy is not marked to withhold authority to vote for any nominee, it will be voted FOR all nominees.

                                     ------------------------------
Please be sure to sign and date      | Date                        |
  this Proxy in the box below.       |                             |
-------------------------------------------------------------------
|                                                                  |
|                                                                  |
|                                                                  |
---Stockholder sign above------Co-holder (if any) sign above-------




  ^ Detach above card, sign, date and mail in postage paid envelope provided. ^

                     ALLIANCE BANCORP OF NEW ENGLAND, INC.

--------------------------------------------------------------------------------
     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on the Revocable Proxy. If it is inaccurate, please include your correct address below.

     Please date this Revocable Proxy and sign, exactly as your name(s) appears on your stock certificate. If signing as a fiduciary, please give your full title.

                              PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOU PROXY CARD TODAY
--------------------------------------------------------------------------------

/  / Mark here for address change   _____________________________
     and note at left.
                                    _____________________________

                                    _____________________________